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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-134481 on Form S-1 of our report dated March 31, 2006, relating to the financial statements of Crocs, Inc. incorporated by reference in the Annual Report on Form 10-K of Crocs, Inc. for the year ended December 31, 2005 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

Denver, Colorado
June 20, 2006

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  Exhibit 23.1